UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2014
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	77-0160744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200 La Jolla, CA	92037 (Zip Code)
(Address of principal executive offices)
(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Increases and Payment of Bonuses to Named Executive Officers

On January 23, 2014, the Compensation Committee (the "Committee") of the Board of Ligand Pharmaceuticals Incorporated (the "Company") approved base salary increases for 2014 and cash bonus payments for the 2013 fiscal year to be paid to the Company’s named executive officers. Under the Company’s bonus program, the target performance bonus for John L. Higgins, the Company’s President and Chief Executive Officer, is 75% of base salary, the target bonus for Matthew W. Foehr, the Company’s Executive Vice President and Chief Operating Officer, is 50% of base salary and the target bonus for the other named executive officers is 40% of base salary. Bonus payments were based on the Committee's evaluation of performance goals for 2013. Such goals related to the achievement of certain corporate organizational and infrastructure objectives and the advancement of the Company’s clinical development programs.

The 2014 base salaries and 2013 bonuses to be paid to each named executive officer are as follows:

Name and Title	2014 Base Salary	2013 Bonus
John L. Higgins, President and Chief Executive Officer	$510,796	$375,248
Matthew W. Foehr, Executive Vice President and Chief Operating Officer	$375,800	$184,050
John P. Sharp, Vice President, Finance and Chief Financial Officer	$307,520	$96,390
Charles S. Berkman, Vice President, Secretary and General Counsel	$289,277	$113,340
Nishan de Silva, M.D., M.B.A., Vice President of Corporate Development	$300,900	$94,267

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED
Date: January 29, 2014	By: /s/ Charles S. Berkman Name: Charles S. Berkman Title: Vice President, General Counsel and Secretary

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